EXHIBIT 99.1

MariaDB Announces Third Quarter Fiscal 2023 Financial Results

REDWOOD CITY, Calif. and DUBLIN – August 14, 2023 – MariaDB plc (NYSE:MRDB) today announced its financial results for the third quarter of fiscal year 2023, which ended June 30, 2023.

“We drove strong 22% year-over-year revenue growth in the third quarter, which is consistent with our revenue growth rate over the last few years,” said Paul O’Brien, CEO at MariaDB plc. “While we are growing at a steady pace, we have also demonstrated restraint on spending thanks to a company wide effort. Looking ahead, we are excited to leverage five years of foundational Artificial Intelligence and Machine Learning (AI/ML) experience to build new AI/ML database features that will allow customers to predict, classify and even communicate with the database in bespoke ways tailored to specific business needs.”

Third Quarter Fiscal 2023 Financial Highlights

●	Revenue: Total revenue was $13.0 million for the third quarter of fiscal 2023, an increase of 22% year-over-year.
●	Annual recurring revenue (ARR): Total ARR as of June 30, 2023 was $55.0 million, an increase of 14% year-over-year.
●	Gross profit: Gross profit was $9.4 million for the third quarter of fiscal 2023, representing a 72% gross margin compared to 65% in the year-ago period.
●	Loss from operations: Loss from operations was $12.2 million for the third quarter of fiscal 2023, compared to a loss of $13.1 million in the year-ago period.
●	Net loss: Net loss was $9.7 million, or $0.14 per share. This compared to a net loss of $9.6 million, or $0.69 per share, in the year-ago period.

Business Highlights

●	Paul O’Brien was appointed CEO of MariaDB effective May 26, after joining the company in March as Senior Vice President of Sales and Field Operations. For 30+ years, O’Brien has leveraged his substantial experience in sales and customer success, as well as his track record of leading successful turnarounds and implementing world-class go-to-market strategies.
●	The MariaDB board appointed Tom Siegel as chief revenue officer (CRO) to lead the sales, consulting, support and training teams and Jonah Harris as chief technology officer (CTO) to lead product strategy, effective June 5, 2023.
●	The company held its global user conference MariaDB OpenWorks in New York City on May 11-12, 2023 where the company celebrated customers who are unstoppable with MariaDB. The event was the backdrop of the first MariaDB Wavemaker Awards, which included winners:
o	Enterprise of the Year: Copart
o	Partner of the Year: SADA Systems
o	Cloud Champion of the Year: WBX Commerce (formerly known as Whitebox)
o	Database Transformation of the Year: Samsung SDS
o	SaaS Application of the Year: Vergent LMS

Conference Call Information

MariaDB plc will host a live webcast at 1:30 p.m. Pacific Time (or 4:30 p.m. Eastern Time) on Monday, August 14, 2023 to discuss its financial results. The live webcast and replay of the webcast can be accessed from MariaDB plc's investor relations website at investors.mariadb.com. The webcast replay will be available for 12 months.

About MariaDB

MariaDB is a new generation cloud database company whose products are used by companies big and small, reaching more than a billion users through Linux distributions and have been downloaded over one billion times. Deployed in minutes and maintained with ease, leveraging cloud automation, our database products are engineered to support any workload, any cloud and any scale – all while saving up to 90% of proprietary database costs. Trusted by organizations such as Bandwidth, DigiCert, InfoArmor, Oppenheimer, Samsung, SelectQuote and SpendHQ, MariaDB’s software is the backbone of critical services that people rely on every day. Learn more at mariadb.com.

Key Business Metrics

We review a number of operating and financial metrics, including Annual Recurring Revenue (“ARR”), to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.

We believe that our ARR is an important indicator of our financial performance and operating results given the renewable nature of our business. ARR does not have a standardized meaning and is therefore unlikely to be comparable to similarly titled metrics presented by other companies. We define ARR as the annualized revenue for our subscription customers, excluding revenue from nonrecurring contract services (e.g., time and material consulting services). For our annual subscription customers, we calculate ARR as the annualized value of their subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which we are negotiating a renewal). In the event that we are negotiating a renewal with a customer after the expiration of their subscription, we continue to include that revenue in ARR if we are actively in discussion with the customer for a new subscription or renewal, or until we are notified that the customer will not be renewing its subscription. Additionally, a subset of customers under the MariaDB SkySQL subscription service offering has monthly pay-as-you-go contract terms. We calculate ARR as their monthly recurring revenue as of the measurement date, multiplied by 12. We consider these annualized pay-as-you-go revenues relevant in the determination of ARR as it aligns with our strategic goal to convert the pay-as-you-go customers to annual subscription customers.

ARR should be viewed independently of revenue, and does not represent our revenue under U.S. GAAP on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal dates. ARR is not intended to be a replacement for or forecast of revenue. Our calculation of ARR is not adjusted for the impact of any known or projected events that may cause any such contract not to be renewed on its existing terms. Consequently, our ARR may fluctuate within each quarter and from quarter to quarter.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “expect,” “anticipate,” “intend,” “plan,” “project,” “estimate,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar or comparable expressions, and variations or negatives of such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as future opportunities for us and our products and services, the ultimate length and value of contractual relationships with our customers, and any other statements regarding MariaDB’s future operations, anticipated growth, financial or operating results or condition, capital allocation, market opportunities, strategies, anticipated business levels, future earnings, customer relationships (including terms), planned activities, competition, and other expectations and targets for future periods.

As a result of a number of known and unknown risks and uncertainties, our actual results, condition, or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (a) our ability to continue as a going concern and to secure additional financing needed to meet short-term and long-term liquidity needs; (b) the potential dilution of our shareholders' potential ownership due to future issuances of our ordinary shares; (c) our ability to maintain the listing of our ordinary shares, public warrants and other securities on the New York Stock Exchange; (d) our ability to realize the anticipated benefits of cost reductions, which may be affected by, among other things, needs of our business, customer demands, competition, and potential growth and expansion; (e) our ability to retain existing customers and their business and attract additional customers and business; (f) our ability to retain and recruit qualified personnel, directors and other key personnel; (g) our ability to expand, acquire and integrate technologies, personnel, and other assets; (h) intellectual property, information technology and privacy requirements that may subject us to unanticipated liabilities; (i) our ability to manage our operations, including potential growth and expansion of our business operations and building out controls, effectively; (j) any regulatory actions or litigation; and (k) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (“SEC”), such as on Forms 10-Q and 10-K, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by us, which you should review and consider.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and, except as required by law, do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We give no assurance that we will achieve our expectations or plans, which may change over time.

Source: MariaDB

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Contacts

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ir@mariadb.com

Media:

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MariaDB plc

Condensed Consolidated Balance Sheets

(in thousands, except par value)

(unaudited)

	June 30,	September 30,
	2023	2022[1]
ASSETS
Current assets:
Cash and cash equivalents	$12,860	$4,756
Short-term investments	—	25,999
Accounts receivable, net	12,425	12,154
Prepaids and other current assets	5,321	15,463
Total current assets	30,606	58,372
Property and equipment, net	406	708
Goodwill	7,944	7,535
Intangible assets, net	915	1,120
Operating lease right-of-use assets	736	890
Other noncurrent assets	5,605	4,146
Total assets	$46,212	$72,771
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$3,108	$3,267
Accrued expenses	6,171	8,902
Operating lease liabilities	743	496
Long-term debt, current	16,268	122
Deferred revenue	28,034	26,236
Total current liabilities	54,324	39,023
Long-term debt, net of current	—	14,622
Operating lease liabilities, net of current	35	433
Deferred revenue, net of current	18,286	5,321
Warrant liabilities	2,106	1,749
Deferred tax liability	177	—
Total liabilities	74,928	61,148
Commitments and contingencies
Convertible preferred shares, par value of $0 per share	—	206,969
Stockholders’ equity (deficit):
Ordinary shares, par value of $0.01 per share	674	—
Additional paid-in-capital	213,254	11,482
Accumulated deficit	(231,738)	(197,523)
Accumulated other comprehensive income (loss)	(10,906)	(9,305)
Total stockholders’ equity (deficit)	(28,716)	(195,346)
Total liabilities, convertible preferred shares and stockholders’ equity (deficit)	$46,212	$72,771

1Reflects the impact of immaterial revisions to the financial statements.

MariaDB plc

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022[1]	2023	2022[1]
Revenue:
Subscription	$11,539	$9,406	$34,837	$28,425
Services	1,503	1,290	4,484	3,665
Total revenue	13,042	10,696	39,321	32,090
Cost of revenue:
Subscription	1,822	1,832	4,957	4,859
Services	1,866	1,904	5,315	4,945
Total cost of revenue	3,688	3,736	10,272	9,804
Gross profit	9,354	6,960	29,049	22,286
Operating expenses:
Research and development	8,668	8,555	27,415	25,911
Sales and marketing	6,290	7,547	20,465	19,795
General and administrative	6,631	3,915	18,850	11,007
Total operating expense	21,589	20,017	66,730	56,713
Loss from operations	(12,235)	(13,057)	(37,681)	(34,427)
Other (expense) income:
Interest expense	(307)	(242)	(821)	(1,472)
Change in fair value of warrant liabilities	1,807	303	5,835	(4,442)
Other income (expense), net	1,077	3,434	(1,531)	4,400
Loss before income tax expense	(9,658)	(9,562)	(34,198)	(35,941)
Income tax expense	(11)	(26)	(17)	(54)
Net loss	$(9,669)	$(9,588)	$(34,215)	$(35,995)
Net loss per share attributable to common shares – basic and diluted	$(0.14)	$(0.69)	$(0.65)	$(2.71)
Weighted-average shares outstanding – basic and diluted	66,999,987	13,864,320	52,444,086	13,264,834
Comprehensive Loss:
Net loss	$(9,669)	$(9,588)	$(34,215)	$(35,995)
Foreign currency translation adjustment, net of taxes	(91)	(2,387)	576	(2,155)
Unrealized gain (loss) from available-for-sale securities, net of taxes	—	—	(2,177)	—
Total comprehensive loss	$(9,760)	$(11,975)	$(35,816)	$(38,150)

1Reflects the impact of immaterial revisions to the financial statements.